Exhibit 99.1

Joint Filer Information

Name:  Sofinnova Venture Partners VI, L.P.
Address: 140 Geary Street, Tenth Floor
Designated Filer:  Sofinnova  Venture Partners VI, L.P.
Issuer and Ticker Symbol:  Orexigen Therapeutics Inc. (OREX)
Date of Event Requiring Statement:  April 25, 2007

Name:  Sofinnova Venture Affiliates VI, L.P.
Address: 140 Geary Street, Tenth Floor
Designated Filer: Sofinnova Venture Partners VI, L.P.
Issuer and Ticker Symbol:  Orexigen Therapeutics Inc. (OREX)
Date of Event Requiring Statement:  April 25, 2007

Name:  Sofinnova Venture Partners VI GmbH & Co. KG
Address: c/o Sofinnova Management V, LLC 140 Geary Street, Tenth Floor Designated Filer: Sofinnova Venture Partners VI, L.P.
Issuer and Ticker Symbol:  Orexigen Therapeutics Inc. (OREX)
Date of Event Requiring Statement:  April 25, 2007

Name:  Sofinnova Management VI, LLC
Address: 140 Geary Street, Tenth Floor
Designated Filer:  Sofinnova Venture Partners VI, L.P.
Issuer and Ticker Symbol:  Orexigen Therapeutics Inc. (OREX)
Date of Event Requiring Statement:  April 25, 2007

Name:  James I. Healy
Address:  140 Geary Street, Tenth Floor
Designated Filer: Sofinnova  Venture Partners VI, L.P.
Issuer and Ticker Symbol:  Orexigen Therapeutics Inc. (OREX)
Date of Event Requiring Statement:  April 25, 2007

Name:  Alain L. Azan
Address: 140 Geary Street, Tenth Floor
Designated Filer: Sofinnova Venture Partners VI, L.P.
Issuer and Ticker Symbol:  Orexigen Therapeutics Inc. (OREX)
Date of Event Requiring Statement:  April 25, 2007

Name:  Eric P. Buatois
Address: 140 Geary Street, Tenth Floor
Designated Filer: Sofinnova Venture Partners VI, L.P.
Issuer and Ticker Symbol:  Orexigen Therapeutics Inc. (OREX)
Date of Event Requiring Statement:  April 25, 2007